UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On March 13, 2006, Kenneth L. Tepper resigned as TRM Corporation’s (the “Company”) President and Chief Executive Officer, and a member of the Company’s Board of Directors, in order to pursue personal interests. Mr. Tepper’s departure is not related to any disagreement with the Company or with the Company’s operations, policies or practices.
Jeffrey F. Brotman was appointed as the interim President and Chief Executive Officer, and was elected as a member of the Company’s Board of Directors, on March 13, 2006. Mr. Brotman, age 42, previously served as President and Managing Member of Ledgewood, P.C., a law firm headquartered in Philadelphia, Pennsylvania, which he joined in 1992. Mr. Brotman expects to be appointed to the Executive Committee of the Board of Directors to replace Mr. Tepper. However, the Board of Directors has not yet appointed Mr. Brotman to such committee and there are no assurances that it will do so.
Item 9.01 Exhibits
(d) Exhibits. The following exhibits are furnished with this Current Report on Form 8-K/A:

Exhibit No.	Description
99.1
TRM Corporation press release dated March 13, 2006 announcing: “TRM Corporation Announces Management Change” incorporated by reference herein (filed as Exhibit 99.1 to TRM Corporation’s Current Report on Form 8-K filed on March 15, 2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel E. O’Brien
		Name:	Daniel E. O’Brien
Date: March 16, 2005		Title:	Chief Financial Officer

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